EXHIBIT 4.4 - SPECIMEN UNIT CERTIFICATE

NUMBER: ________	INFO-HOLD, INC.

UNITS: ________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.: _______

INFO-HOLD, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that ________________ is the owner of _________ FULLY PAID AND NON-ASSESSABLE UNITS OF INFO-HOLD, INC.

transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. Each Unit (a "Unit") consists of one (1) share of common stock, $.0000001 par value per share (the "Common Stock"), of Info-hold, Inc., a
Delaware corporation (the "Corporation"), and one (1) redeemable warrant to purchase one share of Common Stock (the "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $0.10 per share (subject to adjustment). The Warrants will become exercisable beginning __________ __, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on _________ __, 2008, or earlier upon redemption.

    This Certificate is not valid until countersigned and registered by the Transfer Agent.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the facsimile seal of the
Corporation.

Dated:

SIGNATURE TO COME	INFO-HOLD, INC. CORPORATE SEAL X	SIGNATURE TO COME

    SECRETARY                                                                                  PRESIDENT

Countersigned and Registered:

STANDARD TRANSFER & TRUST CO., INC.

By
                                                                                                 Authorized Officer

The Common Stock and Warrants comprising the Units represented by this Unit Certificate are not transferable separately prior to separation. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement, dated as of _____________, 2006, between the Corporation and ABC Stock Transfer, Inc., as Warrant Agent, and are subject to the terms and provisions contained therein and on the face of the certificates issued pursuant thereto, all of which terms and provisions the holder of this Unit Certificate consents to by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant and to the exercise price of such Warrant upon the occurrence of certain events set forth in the Warrant Agreement. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ______________________, _________, ___________ [zip: ________] and are available to any Warrant holder on written request and without cost.

The registered holder of this Unit Certificate hereby is entitled, at any time after the separation of the Units, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Warrant to purchase one share of Common Stock for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent together with any documentation required by such agent.

    REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS UNIT CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT.

    The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the voting and other powers, designations, preferences, limitations, restrictions and relative, participating, optional, or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such request is to be addressed to the Corporation.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
UNIF GIFT MIN ACT -- Custodian
TEN ENT -- as tenants by the entireties
CUST MINOR -- Gift to Minors Act
JT TEN -- as joint tenants with right of survivorship under Uniform and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

    For Value Received, I [________________________________________] hereby sell, assign and transfer unto _______________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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